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Exhibit 10.31

TRADEMARK/SERVICE MARK PURCHASE AGREEMENT

        This Trademark/Service Mark Purchase Agreement ("Agreement") is entered into this 7th day of June, 2001, by and between WYNN RESORTS, a Nevada limited liability company ("Purchaser") and The STAD Trust, a California trust ("Seller").

RECITALS

        The Seller is the owner of the name and mark Le Reve which has been used in conjunction with hotel services since on or before January 1, 1988.

        The Purchaser has acquired Pablo Picasso's famous painting "Le Reve" and desires to use that name in conjunction with the development of a resort hotel and casino and other associated properties and facilities.

        Based upon the foregoing, the parties agree as follows:

        1.    Sale Terms

          A.    Seller hereby sells and Purchaser acquires all rights, in and to the name and mark "Le Reve" (including the business goodwill associated therewith).

          B.    Seller will have a period of one (1) year within which to commence conversion of its hotel property name to a new, non-infringing mark. Seller will completely discontinue using the "Le Reve" mark within eighteen (18) months of the date hereof.

          C.    Seller will, within twenty-four (24) hours [excepting weekends and bank holidays] after receipt of the original copies of the fully executed Purchase Agreement, Service Mark Assignment and all necessary specimens and support materials, as set forth in Exhibit A attached hereto and made a part hereof, convey the sum of One Million ($1,000,000) Dollars to Seller.

          D.    Purchaser will effect the transaction by wire transfer to the Client Trust Account of Seller's attorney, Gary W. Nielsen, Esq., at Mountain West Bank, 1726 Park Avenue, Park City, Utah 84060, telephone 435-649-3369, ABA routing number 123 171 955, credited to Client Trust Account No. 00406688424.

        2.    Undertakings

        As conditions precedent to this Agreement:

          A.    Seller agrees to fully cooperate with Purchaser in securing appropriate registrations of the mark by providing such documents and specimens as are required in order for Seller to obtain mark registrations establishing its rights and securing its exclusive use of the name and mark "Le Reve."

          B.    Seller agrees that, in the event litigation respecting the mark ensues with third parties, Seller will fully cooperate with Purchaser by providing any and all additional information and assistance, documents and materials as may be necessary to assist Purchaser in establishing the full extent of the rights acquired herein and Purchaser's exclusive rights in the ownership of the mark.

        3.    Warranties and Representations

          A.    Seller represents and warrants that it, and its predecessors in interest, have openly and continuously used the mark "Le Reve" in interstate commerce since at least as early as January 1, 1988.

          B.    Seller represents and warrants that it is, to the best of its knowledge, the sole and exclusive owner of the name "Le Reve" in North America for hotel services.

          C.    Seller represents and warrants that there has never been a third party challenge to its use of the name or mark, and Seller further represents and warrants that it has no knowledge of any third parties using the name or mark "Le Reve" in relation to hotel or restaurant services.

          D.    Seller represents and warrants that neither it, nor its predecessors in interest, have been engaged in any litigation over the name or mark "Le Reve."

          E.    Seller represents and warrants that it has not previously sold, assigned, conveyed, or otherwise encumbered the name or mark "Le Reve," and that it obtained its rights through proper assignments of the mark from its predecessors.

        4.    Injunctive Relief.    In the event that Seller does not discontinue its use of the name and mark "Le Reve" in the time prescribed herein, Purchaser will be entitled to obtain injunctive relief preventing the continued use by the Seller of the name or mark, and Seller will pay all associated costs and fees, including reasonable attorneys' fees, arising from the enforcement of the terms of this Agreement.

        5.    Confidentiality.    The parties mutually agree and acknowledge that the purchase of the name and mark "Le Reve," and the terms and conditions of this Agreement, will be held in strict confidence and not be discussed or revealed publicly by the parties, or their agents, representatives or employees. The provisions of this paragraph are of utmost concern, and the parties agree that the terms of this paragraph shall remain in full force and effect after the completion of the transaction.

        6.    Miscellaneous.

          A.    This Agreement shall be deemed to be made and shall be construed in accordance with the laws of the State of Nevada, without reference to its conflict of laws provisions, and shall be enforceable in any Nevada Court of competent jurisdiction.

          B.    Seller expressly acknowledges that Seller has independently evaluated the terms and conditions contained herein and has sought the advice of independent legal counsel with respect thereto, and that Seller has not relied upon any representations by Purchaser and/or Purchaser's representatives and/or agents with respect to this Agreement.

          C.    For purposes of construction of this Agreement, the language herein shall be deemed to be the language of all parties, and no party shall be deemed to be the drafting party.

          D.    This Agreement constitutes the entire agreement between the parties and supersedes any oral or written communications between representatives of Seller and Purchaser.

          E.    If any portion of this Agreement is in conflict with any applicable federal or state law now in force or hereafter enacted, such provision shall become inoperative, but all other provisions of the Agreement shall remain in full force and effect.

          F.    Any notice to be given pursuant to this Agreement by either party to the other may be affected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested, or facsimile. Notice by mail shall be sent concurrently with any facsimile notice. Notices shall be addressed to the parties at the address specified below, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; facsimile notices (with a concurrent mailing) shall be deemed communicated three (3) days after mailing.

          G.    In the event of misunderstanding between the parties of the terms or performance of any term of this Agreement, the parties agree that the resolution of the misunderstanding shall occur in a court of competent jurisdiction in Las Vegas, Nevada, or, at the mutual selection of the parties, by arbitration or mediation in accordance with the rules of arbitration of the American Arbitration Association, conducted in Las Vegas, Nevada.

          H.    If any portion of this Agreement is in conflict with any applicable federal or state law now in force or hereafter enacted, such provision shall become inoperative, but all other provisions of the Agreement shall remain in full force and effect.

          I.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, and assigns.

          J.    Time is of the essence of this Agreement and each and all of its provisions.

          K.    The failure of any party to insist upon the strict compliance of any terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such, nor shall any waiver or relinquishment of such right or power be taken as a waiver of any other breach.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WYNN RESORTS By VALVINO LAMORE, LLC, Its Sole Member		The STAD Trust

By:		By:
/s/ ILAN AVISSAR
	Member		Ilan Avissar, Trustee

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WYNN RESORTS By VALVINO LAMORE, LLC, Its Sole Member		The STAD Trust

By:		By:
/s/ MARC H. RUBINSTEIN
	Member		Ilan Avissar, Trustee

TRADEMARK/SERVICE MARK ASSIGNMENT

        WHEREAS, The STAD Trust, a California trust, is the owner of the service mark LE REVE (the "Mark") for hotel services; and

        WHEREAS, The STAD Trust, through its predecessors in interest, has used the Mark in commerce continuously to identify the LE REVE hotel located at 8822 Cynthia Street, West Hollywood, California, since on or before January 1, 1988.

        NOW, THEREFORE, for good and valuable consideration, The STAD Trust hereby transfers and assigns to WYNN RESORTS, a Nevada limited liability company, all of its right, title and interest in the Mark, along with all of the business goodwill represented by that Mark.

The STAD Trust

By:	/s/ ILAN AVISSAR
Ilan Avissar, Trustee

Date	June 7, 2001

EXHIBIT A

to Trademark/Service Mark Purchase Agreement
Dated June 7, 2001

        Seller shall provide Purchaser within twenty (20) days of the execution of the Purchase Agreement:

        Five (5) Samples and specimens of the following items, if any, currently bearing the "Le Reve" mark.

        1.    All marketing and sales brochures or literature used in the promotion of the property.

        2.    All advertising or promotional materials, including tear sheets, press releases, and print advertisements, television and/or radio advertising.

        3.    All clothing or wearing apparel, including but not limited to hotel robes.

        4.    All room toiletries and sundry items produced for guests.

        5.    All room service and restaurant menus.

        6.    In-room literature which bears the "Le Reve" mark.

        In addition to the foregoing, the Seller will within sixty (60) days of the date of this Agreement, provide to Purchaser a copy of all publicity, reviews, newspaper and magazine articles which have been published about the Le Reve Hotel, together with any and all other items which the Seller may have used in conjunction with the hotel property which may bear the name and mark "Le Reve."

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Exhibit 10.31
TRADEMARK/SERVICE MARK PURCHASE AGREEMENT
RECITALS
TRADEMARK/SERVICE MARK ASSIGNMENT
EXHIBIT A to Trademark/Service Mark Purchase Agreement Dated June 7, 2001